As filed with the Securities and Exchange Commission on December 31, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

NOVAVAX, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	22-2816046 (I.R.S. Employer Identification Number)
21 Firstfield Road
Gaithersburg, Maryland 20878
(240) 268-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John A. Herrmann III
Senior Vice President, General Counsel and Corporate Secretary
Novavax, Inc.
21 Firstfield Road
Gaithersburg, Maryland 20878
(240) 268-2000
(Name and address, including zip code, and telephone number, including area code, of agent for service of process for registrant)

With copies to:
Paul M. Kinsella
Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, Massachusetts 02199
(617) 951-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of  “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)
Common Stock, $0.01 par value(4)
Preferred Stock, $0.01 par value(4)
Warrants
Units
Total			$250,000,000	$32,450
(1)
Not specified as to each class of securities to be registered hereunder pursuant General Instruction II.D of Form S-3. There are being registered hereunder such indeterminate number of shares of common stock and preferred stock of Novavax, Inc., such indeterminate number of warrants to purchase common stock or preferred stock of Novavax, and such indeterminate number of units consisting of any two or more of the other securities listed in the table above and sold together as shall have an aggregate initial offering price not to exceed $250,000,000 or the equivalent thereof in one or more other currencies.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee required pursuant to Rule 457(o) under the Securities Act.

(3)
In accordance with Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include unsold securities in the amount of $50,000,000 that previously were registered pursuant to the registration statement on Form S-3 (File No. 333-215389), initially filed by Novavax on December 30, 2016 and declared effective on January 19, 2017. Pursuant to Rule 415(a)(6), the registration fees in the amount of  $5,795 previously paid with respect to such unsold securities will continue to be applied to such unsold securities. Consequently, the filing fee transmitted herewith is $25,960.

(4)
Also includes an indeterminate number of shares of common stock that may be issued upon conversion or exercise, as applicable, of preferred stock or warrants registered hereunder and an indeterminate number of shares of preferred stock that may be issued upon exercise of warrants registered hereunder.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, Dated December 31, 2019
PROSPECTUS
Novavax, Inc.
$250,000,000
Common Stock
Preferred Stock
Warrants
Units
We may issue and sell from time to time our common stock, preferred stock, warrants and/or units consisting of two or more of any such securities on terms to be determined at the time of sale. The preferred stock may be convertible into shares of our common stock, and the warrants may be exercisable for shares of our common stock or shares of our preferred stock. We may offer these securities separately or together in one or more offerings with a maximum aggregate offering price of  $250,000,000.
We will provide a prospectus supplement each time we issue securities, specifying the terms of the securities being sold as well as the terms of that offering.
You should read this prospectus and any prospectus supplement, including any information incorporated herein and therein by reference, carefully before you invest.
The securities may be sold directly by us, through dealers, agents or underwriters designated from time to time, or through any combination of these methods. If dealers, agents or underwriters are involved in a particular sale, we will disclose their names and the nature of our arrangements with them in the applicable prospectus supplement. The net proceeds we expect to receive from any sale also will be included in the applicable prospectus supplement.
Our common stock is traded on the Nasdaq Global Select Market, or Nasdaq, under the symbol “NVAX.” On December 26, 2019, the closing price of our common stock as reported on Nasdaq was $4.00 per share. None of the other securities offered under this prospectus are publicly traded.

Investing in these securities involves a high degree of risk. See “RISK FACTORS” on page 2.

This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement for the securities being sold.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this Prospectus is            .

ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC” or “Commission”) on December 31, 2019. By using a shelf registration statement, we may, from time to time, issue and sell common stock, preferred stock, warrants and/or units consisting of our common stock, preferred stock and warrants in one or more offerings up to an aggregate maximum offering price of  $250,000,000 (or its equivalent in other currencies). Each time we sell any of our securities, we will provide a prospectus supplement that will contain more specific information about the offering and the terms of the securities being sold. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or the documents incorporated by reference.
This prospectus and the prospectus supplements provide you with a general description of the Company and our securities; for further information about our business and our securities, you should refer to the registration statement and the documents incorporated by reference, as described under the heading “Where You Can Find More Information.”
You should rely only on the information contained in this prospectus and in the applicable prospectus supplement (including in any documents incorporated by reference herein or therein). We have not authorized anyone to provide you with any different information. We are offering to sell our securities, and seeking offers to buy, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus or in any prospectus supplement is accurate only as of the date of such document, and the information contained in any document incorporated herein or therein by reference is accurate only as of the date of such document incorporated by reference. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “the Company,” “Novavax,” “we,” “us” and “our” refer to Novavax, Inc.
PROSPECTUS SUMMARY
The following is a summary of selected information contained elsewhere or incorporated by reference in this prospectus. It does not contain all of the information that you should consider before buying our securities. You should read this entire prospectus carefully, as well as any applicable prospectus supplement, the documents incorporated by reference into this prospectus, or the applicable prospectus supplement, and any free writing prospectus we have prepared, including the material referenced under the heading “Risk Factors”.
NOVAVAX
Novavax is a late-stage biotechnology company that promotes improved global health through the discovery, development and commercialization of innovative vaccines to prevent serious infectious diseases. Our vaccine candidates, including our lead candidates, NanoFluTM and ResVaxTM, are genetically engineered, three-dimensional nanostructures of recombinant proteins critical to disease pathogenesis and may elicit differentiated immune responses, which may be more efficacious than naturally occurring immunity or traditional vaccines. Our technology targets a variety of infectious diseases. We are also developing proprietary immune stimulating saponin-based adjuvants at Novavax AB, our wholly owned Swedish subsidiary. Our lead adjuvant, Matrix-M™, has been shown to enhance immune responses and has been well-tolerated in multiple clinical trials.
Novavax was incorporated in 1987 under the laws of the State of Delaware. Our principal executive offices are located at 21 Firstfield Road, Gaithersburg, Maryland, 20878. Our telephone number is (240) 268-2000 and our website address is www.novavax.com. The information contained in, and that can be accessed through, our website is not incorporated into and does not form a part of this prospectus.

RISK FACTORS
Investing in our securities involves a high degree of risk. For a discussion of the cautionary information you should carefully consider before deciding to purchase any of our securities, please review the risk factors included in the documents incorporated by reference in this prospectus, including “Part I, Item 1A — Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 18, 2019, and “Part II, Item 1A — Risk Factors” in our most recent Quarterly Report on Form 10-Q for the period ended September 30, 2019, filed with the SEC on November 7, 2019, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. The risks and uncertainties described in that section and in the other documents incorporated by reference are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If negative events occur, our business, financial condition, results of operations, and prospects would suffer. In that event, the market price of our securities could decline, and you may lose all or part of your investment.
USE OF PROCEEDS
The use of proceeds from the disposition of securities covered by this prospectus will be as set forth in the applicable prospectus supplements.
PLAN OF DISTRIBUTION
General
We may sell the securities being offered hereby from time to time in one or more of the following ways:
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through one or more underwriters;

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through dealers, who may act as agents or principal (including in a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction);

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directly to one or more counter-parties;

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through agents;

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through registered direct offerings;

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as part of a collaboration with a third party;

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as part of an acquisition or merger with a third party;

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through at-the-market issuances;

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in privately negotiated transactions; and

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in any combination of these methods of sale.

We will set forth in a prospectus supplement the terms of the offering, including:
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the name or names of any agents, underwriters or dealers;

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the terms of the securities being offered, including the purchase price and the proceeds we will receive from the sale;

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any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

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any options under which underwriters may purchase additional securities from us; and

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any discounts or concessions allowed or reallowed or paid to dealers.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

Underwriters, dealers, and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers and agents and will describe their compensation. We may have agreements with underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers, and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.
Underwriters
If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the sale of the securities. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase these securities will be subject to conditions, and the underwriters will be obligated to purchase all of the securities if any are purchased.
The securities subject to an underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these securities for whom they may act as agent. Underwriters may sell these securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
Agents
We may designate agents who agree to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Unless the prospectus supplement provides otherwise, agents will act on a best efforts basis for the period of their appointment. Agents may receive compensation in the form of commissions, discounts, or concessions from us. Agents may also receive compensation from the purchasers of the securities. Each particular agent will receive compensation from us in amounts negotiated in connection with the sale, which might be in excess of customary commissions.
Dealers
We may also sell securities to dealers acting as principals. If we sell our securities to a dealer as a principal, then the dealer may resell those securities to the public at varying prices to be determined by such dealer at the time of resale. The name of a dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.
Direct Sales
We may also sell securities directly to one or more purchasers, in which case underwriters or agents would not be involved in the transaction.
Institutional Purchasers
Further, we may authorize agents, underwriters, or dealers to solicit offers by certain types of purchasers to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in an applicable prospectus supplement.
Indemnification
We may indemnify underwriters, dealers, or agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act, and agree to contribute to payments which these underwriters, dealers, or agents may be required to make.

DESCRIPTION OF OUR CAPITAL STOCK
Set forth below is a summary of the material terms of our capital stock. This summary is not complete. We encourage you to read our Second Amended and Restated Certificate of Incorporation, as amended, and our Amended and Restated By-Laws, both of which are included as exhibits to the registration statement of which this prospectus is a part.
General
Our authorized capital stock consists of: (1) 600,000,000 shares of common stock, par value $0.01 per share, of which 32,122,604 shares were outstanding as of December 26, 2019, and (2) 2,000,000 shares of preferred stock, par value $0.01 per share, none of which were outstanding on December 26, 2019
Common Stock
Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights.
Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available therefor, subject to any preferential dividend rights of any outstanding preferred stock. Upon the liquidation, dissolution, or winding up of the Company, the holders of our common stock are entitled to receive ratably the net assets of the Company available after the payment of all debts and liabilities and subject to the prior rights of any outstanding preferred stock.
Holders of our common stock are not entitled to pre-emptive rights or any rights of conversion. Outstanding shares of our common stock are, and the shares covered by this prospectus would be expected to be, when issued, fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future.
Our common stock is traded on the Nasdaq Global Select Market under the symbol “NVAX.” On December 26, 2019, the closing price of our common stock as reported on the Nasdaq Global Select Market was $4.00 per share.
The registrar and transfer agent for our common stock is Computershare Limited, 250 Royall Street, Canton, MA 02021.
Preferred Stock
The board of directors may, without further action by the stockholders, issue preferred stock in one or more series and fix the rights and preferences thereof. Our Second Amended and Restated Certificate of Incorporation grants the board of directors authority to issue preferred stock and to determine its rights and preferences without the need for further stockholder approval.
Examples of rights and preferences the board of directors may fix include dividend rates, conversion rights, voting rights, pre-emptive rights, terms of redemption (including sinking fund provisions), redemption prices, and liquidation preferences. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.
The terms of any particular series of preferred stock will be described in the prospectus supplement relating to the offering of shares of that particular series of preferred stock and may include, among other things:
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the title and stated value;

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the number of shares authorized;

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the liquidation preference per share;

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the purchase price;

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the dividend rate, period and payment date, and method of calculation (including whether cumulative or non-cumulative), if any;

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terms and amount of any sinking fund, if applicable;

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provisions for redemption or repurchase, if applicable, and any restrictions on the ability of the Company to exercise such redemption and repurchase rights;

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conversion rights and rates, if applicable, including the conversion price and how and when it will be calculated and adjusted;

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voting rights, if any;

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preemptive rights, if any;

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restrictions on sale, transfer, and assignment, if any;

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the relative ranking and preferences of the preferred stock; and

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any other specific terms, rights or limitations of, or restrictions on, such preferred stock.

Provisions of our Second Amended and Restated Certificate of Incorporation, Amended and Restated By-laws, and Delaware Law
Certain provisions of our Second Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws may be deemed to have an anti-takeover effect and may prevent, delay, or defer a tender offer or takeover attempt that a stockholder may deem in his, her, or its best interest. The existence of these provisions also could limit the price that investors might be willing to pay for our securities. Such provisions include:
Staggered Board, Removal of Directors, and Charter Amendments relating to the Board
Our Second Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws provide for the division of our board of directors into three classes, with no one class having more than one more director than any other class, serving staggered three year terms. Our Second Amended and Restated Certificate of Incorporation provides that any amendments to the charter relating to the number, classes, election, term, removal, vacancies, and related provisions with respect to the board of directors may only be made by the affirmative vote of the holders of at least 75% of the shares of capital stock issued and outstanding and entitled to vote. These provisions may have the effect of making it more difficult for a third party to acquire control of the Company, or of discouraging a third party from attempting to acquire control of the Company.
Authorized but Unissued Shares
The authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the Nasdaq Stock Market. These additional shares may be utilized for a variety of corporate purposes. In particular, our board of directors could issue shares of preferred stock that could, depending on the terms of the series, impede the completion of a takeover effort. Our board of directors may determine that the issuance of such shares of preferred stock is in the best interest of the Company and our stockholders. Such issuance could discourage a potential acquiror from making an unsolicited acquisition attempt through which such acquiror may be able to change the composition of the board, including a tender offer or other transaction a majority of our stockholders might believe to be in their best interest or in which stockholders might receive a substantial premium for their stock over the then-current market price.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
Our Amended and Restated By-Laws provide that a stockholder seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors, must provide timely notice of such stockholder’s intention in writing. To be timely, a stockholder nominating individuals for election to the Board of Directors or proposing business must provide advanced notice to the Company not less than 60 days nor more than 90 days prior to the anniversary date of the prior year’s annual meeting of stockholders or, in the case of any special meeting, not less than 60 days nor more than 90 days prior to the special meeting, unless, in the case of annual meeting, such meeting occurs more than 30 days before or after such anniversary date, or, in the case of a special meeting, such meeting occurs less than 100 days after notice or public disclosure of the date of the special meeting is given or made, in which cases notice will be timely if received not later than the close of business on the tenth day after the day on which notice or public announcement of the date of such meeting was made.
Limits on Ability of Stockholders to Act by Written Consent
Our Second Amended and Restated Certificate of Incorporation provides that our stockholders may not act by written consent. In addition, our Second Amended and Restated Certificate of Incorporation requires that special meetings of stockholders be called only by our board of directors, our chief executive officer, or our president if there is no chief executive officer. Further, business transacted at any special meeting of stockholders is limited to matters relating to the purpose or purposes stated in the notice of meeting. This limit on the ability of our stockholders to act by written consent or to call a special meeting may lengthen the amount of time required to take stockholder proposed actions.
Section 203 of the General Corporation Law of the State of Delaware
We are subject to Section 203 of the Delaware General Corporation Law. This statute regulating corporate takeovers prohibits a Delaware corporation from engaging in any business combination with an interested stockholder for three years following the date that the stockholder became an interested stockholder, unless:
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prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers, and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is any person who, together with such person’s affiliates and associates (1) owns 15% or more of a corporation’s voting securities or (2) is an affiliate or associate of a corporation and was the owner of 15% or more of the corporation’s voting securities at any time within the three year period immediately preceding a business combination governed by Section 203. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve.
DESCRIPTION OF WARRANTS
This description only summarizes the terms of warrants that we may offer under this prospectus and related warrant agreements and certificates. You should refer to the warrant agreement, including the form of warrant certificate representing the warrants, relating to the specific warrants being offered for complete terms, which would be provided at the time of such offering. Such warrant agreement, together with the warrant certificate, would be filed with the SEC in connection with the offering of the specific warrants.
We may issue warrants for the purchase of common or preferred stock. Warrants may be issued independently or together with common or preferred stock, and may be attached to or separate from any offered securities.

We may evidence a series of warrants by warrant certificates that we issue under a separate warrant agreement. We may enter into a warrant agreement with a warrant agent and, if so, we will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to the particular series of warrants.
The particular terms of any series of warrants will be described in the prospectus supplement relating to the series. Those terms may include:
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the title of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued;

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the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

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the terms of the securities issuable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

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the price at which the securities issuable upon exercise of such warrants may be acquired;

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the dates on which the right to exercise such warrants will commence and expire;

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any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

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if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security or principal amount of such security;

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if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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information with respect to book-entry procedures, if any; and

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any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

Each warrant will entitle its holder to purchase the number of shares of common or preferred stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement. We will set forth on the reverse side of the applicable certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver upon exercise.
Prior to the exercise of any warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the preferred stock or common stock purchasable upon exercise, including the right to vote or to receive any payments of dividends.
DESCRIPTION OF OUR UNITS
We may issue units comprised of two or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a bank or trust company, as unit agent, as detailed in the prospectus supplement relating to units being offered. The prospectus supplement will describe:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

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a description of the terms of any unit agreement governing the units;

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a description of the provisions for the payment, settlement, transfer, or exchange of the units; and

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whether the units will be issued in fully registered or global form.

DIVIDEND POLICY
We have never paid cash dividends on our common stock. We currently anticipate that we will retain any earnings for use in the development of our business and do not anticipate paying any cash dividends in the foreseeable future.
SELECTED FINANCIAL DATA
On May 10, 2019, the Company effected a 1-for-20 reverse stock split (the “Reverse Stock Split”). As a result of the Reverse Stock Split every 20 outstanding shares of Common Stock became one share of Common Stock. On a pre-split basis, we had 384,450,607 shares outstanding at December 31, 2018 and 323,229,390 shares outstanding at December 31, 2017. On a post-split basis, we had 19,222,410 shares outstanding at December 31, 2018 and 16,161,350 shares outstanding at December 31, 2017. The following selected financial data is based on Common Stock and per share data from our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and Amendment No. 1 to the Registrant’s Annual Report on Form 10-K, filed on April 30, 2019; as retrospectively adjusted to reflect the Reverse Stock Split. Our latest interim financial information as of the date of this prospectus, which was contained in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, reflects the effects of the Reverse Stock Split and is incorporated herein by reference.
Select Data from Consolidated Statements of Operations
	Year Ended December 31,
	2018	2017	2016
	(In thousands, except per share data)
Statement of Operations Data:
Revenue	$34,288	$31,176	$15,353
Net loss	(184,748)	(183,769)	(279,966)
Basic and diluted net loss per share	(9.99)	(12.56)	(20.68)
Weighted average shares used in computing basic and diluted net loss per share	18,488	14,633	13,540
LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, our counsel Ropes & Gray LLP, Boston Massachusetts, will pass upon the validity of the securities offered by this prospectus.
EXPERTS
The consolidated financial statements of Novavax, Inc. appearing in Novavax Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2018, and the effectiveness of Novavax Inc.’s internal control over financial reporting as of December 31, 2018 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-3 with the SEC registering the offer and sale of our securities offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement, its exhibits, and the information incorporated in this prospectus for additional information.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information we have filed with the SEC, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is a part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than, in each case, any document or portion of a document that is deemed not to be filed) after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all of the securities offered by this prospectus:
•
our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 18, 2019 and as amended April 30, 2019;

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, filed with the SEC on May 2, 2019, June 30, 2019, filed with the SEC on August 7, 2019 and September 30, 2019, filed with the SEC on November 7, 2019;

•
our Current Reports on Form 8-K, filed with the SEC on April 12, 2019, May 2, 2019, May 9, 2019, July 1, 2019 (only with respect to Item 1.01), July 2, 2019 and September 9, 2019; and

•
the description of our common stock contained in the Registration Statement on Form 10 filed with the SEC on September 14, 1995, including any amendments or reports filed for the purpose of updating such description.

You may obtain documents incorporated by reference into this prospectus at no cost by requesting them in writing or telephoning us at the following address:
Investor Relations
Novavax, Inc.
21 Firstfield Road
Gaithersburg, MD 20878
(240) 268-2000
ir@novavax.com
These filings are also made available, free of charge, on our website at www.novavax.com. The information contained in, and that can be accessed through, our website is not incorporated into and does not form a part of this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table sets forth all fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered hereby (other than any underwriting discounts and commissions). All amounts are estimated.
SEC registration fee	$25,960
Printing and engraving fees	*
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer Agent and Registrar fees	*
Miscellaneous	*
Total	*

*
These fees are calculated based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time.

Item 15.   Indemnification of Directors and Officers.
Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our Second Amended and Restated Certificate of Incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.
Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is party or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.
Our Second Amended and Restated Certificate of Incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.
Our Second Amended and Restated Certificate of Incorporation also provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer or trustee or, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless and only to the extent that the Court of Chancery of Delaware determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If we do not assume the defense, expenses must be advanced to an Indemnitee under certain circumstances.
We have entered into indemnification agreements with our directors and certain of our officers, in addition to the indemnification provided for in our Second Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws, and intend to enter into indemnification agreements with any new directors and executive officers in the future. We have purchased and intend to maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.
Also see “Undertakings.”
Item 16.   Exhibits.
Exhibit No.	Description
3.1	Second Amended and Restated Certificate of Incorporation of the Registrant dated June 18, 2015 (Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, filed on August 10, 2015).
3.2	Certificate of Amendment of the Second Amended and Restated Certificate of Incorporation of the Registrant dated May 8, 2019 (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 9, 2019).
3.3	Amended and Restated By-Laws of the Registrant (Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, filed on March 12, 2013).
4.1*	Specimen stock certificate for shares of common stock, par value $0.01 per share.
4.3 †	Certificate of Designation of Preferred Stock.
4.4 †	Form of Warrant Agreement and Warrant Certificate.
4.5 †	Form of Unit Agreement.
5.1*	Opinion of Ropes & Gray LLP.
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Ropes & Gray LLP (included in Exhibit 5.1).
24.1*	Powers of Attorney (included on the signature page to this Registration Statement).

*
Filed herewith.

†
To be filed if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.

Item 17.   Undertakings.
The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
If the registrant is relying on Rule 430B:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
That, for purposes determining any liability under the Securities Act of 1933:

(i)
the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)
each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, Novavax, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland on the 31st day of December 2019.
NOVAVAX, INC.
By:	/s/ Stanley C. Erck
Stanley C. Erck
President and Chief Executive Officer
SIGNATURES AND POWERS OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Novavax, Inc., a Delaware corporation, hereby severally constitute Stanley C. Erck, and John A. Herrmann III, and each of them singly, our true and lawful attorney with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments or supplements thereto (including registration statements filed pursuant to Rule 462(b)), and generally to do all such things in our names and in our capacities as officers and directors to enable Novavax, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
NAME	TITLE	DATE
/s/ Stanley C. Erck Stanley C. Erck	President and Chief Executive Officer and Director (Principal Executive Officer)	December 31, 2019
/s/ John J. Trizzino John J. Trizzino	Senior Vice President, Chief Business Officer, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	December 31, 2019
/s/ James F. Young James F. Young, Ph.D.	Chairman of the Board of Directors	December 31, 2019
/s/ Richard H. Douglas Richard H. Douglas, Ph.D.	Director	December 31, 2019
/s/ Gary C. Evans Gary C. Evans	Director	December 31, 2019
/s/ Rachel K. King Rachel K. King	Director	December 31, 2019

NAME	TITLE	DATE
/s/ Michael A. McManus Michael A. McManus, Jr., J.D.	Director	December 31, 2019
/s/ Rajiv I. Modi Rajiv I. Modi, Ph.D.	Director	December 31, 2019